UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 15, 2022
FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On June 15, 2022, the Federal Home Loan Bank of Boston (the Bank) confirmed that Richard E. Wyman, Jr., a director of the Bank, whose current term as a New Hampshire member director ends on December 31, 2022, has decided to retire from his position on the Bank’s Board of Directors effective December 31, 2022. As a result, he will not seek renomination for a second term in the Bank’s 2022 director election and his tenure on the Board will end on December 31, 2022. Mr. Wyman serves on the Board’s Audit Committee, Finance Committee, and Human Resources and Compensation Committee, and has served as a director of the Bank since January 1, 2019.

Separately, on June 15, 2022, the Bank confirmed that Michael R. Tuttle, a director of the Bank whose current term as a Vermont member director ends on December 31, 2022, has decided to retire from his position on the Bank’s Board of Directors effective December 31, 2022. As result, Mr. Tuttle will not seek renomination for a third term as a director in the Bank’s 2022 director election, and his tenure on the Board will end on December 31, 2022. Mr. Tuttle serves on the Board’s Executive Committee, Finance Committee, Human Resources and Compensation Committee, and Ad Hoc Remediation Committee and has served as a director of the Bank since January 1, 2015.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 22, 2022	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President, Chief Operating Officer and Chief Financial Officer